CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of United Film Distributors, Inc.
   Los Angeles, California




                  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated November 15, 1996, relating to the consolidated financial statements of United Film Distributors, Inc. which is contained in the Prospectus.
                  We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                        MOORE STEPHENS, P.C.
                                        Certified Public Accountants.

Cranford, New Jersey
June 12, 1997